Exhibit 10.36

Below is the Power of Attorney issued by Shufen Xiao to Pure Value Trading Company (Shanghai) Limited (referred to below as “Zhifu Trading (Shanghai) Co., Ltd.”). Certain identified information has been excluded from this exhibit because it is both immaterial and is the type that the registrant treats as private and confidential.

POWER OF ATTORNEY

I, Shufen Xiao (肖淑芬), a citizen of the People’s Republic of China (“PRC”) and holder of PRC resident ID card number [XXXXXXXXXXXXXXXXXX], in my capacity as a shareholder of Jihuiduo (Beijing) Technology Co., Ltd, (积惠多（北京）科技有限公司, “Company”), hereby irrevocably grant to any individual appointed in writing (“Authorised Person”）by Zhifu Trading (Shanghai) Co., Ltd. (志福商贸（上海） 有限公司) in its sole discretion the authority to exercise the following powers and rights during the term of this Power of Attorney:

(a)	to receive all notices on my behalf regarding the shareholders’ meetings of the Company;

(b)	to vote on my behalf at such shareholders meetings;

(c)	to make any decisions on my behalf in accordance with my rights as a shareholder of the Company as granted to me by law and in accordance with the Company’s articles of association; and

(d)	to sign any relevant documents on my behalf and to take any action on my behalf as a shareholder of the Company,

During the term of this Power of Attorney, I shall not, without the prior written consent of the Authorised Person, exercise any of the powers and/or rights listed above.

This Power of Attorney will enter into effect upon signing and will remain effective and irrevocable until all of my equity in the Company has been transferred to the Company or an Authorised Person (or both). This Power of Attorney will survive and remain valid and effective in the event of my death or mental or physical incapacity.

Name:	Shufen Xiao (肖淑芬)

Signature:	/s/ Shufen Xiao
Date: